UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 8, 2012, Metals USA Holdings Corp. (the “Company”) entered into an underwriting agreement by and among the Company and certain investment funds affiliated with Apollo Global Management LLC (such investment funds collectively, the “Selling Stockholders”), on the one hand, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto, on the other hand. Pursuant to the underwriting agreement, the Selling Stockholders agreed to sell 4,000,000 shares of the Company’s common stock, par value $0.01 per share, to the underwriters for resale to the public (the “offering”). The shares were offered to the public at a price of $14.75 per share, and were offered to the underwriters at a price of $14.08625 per share. In addition, pursuant to the terms of the underwriting agreement, the Selling Stockholders granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock at the initial price to the public less the underwriting discount. The Company will not receive any of the proceeds from the offering. The closing of the offering is expected to occur on August 14, 2012.

The underwriting agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-180102), which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 2, 2012, a related prospectus dated April 2, 2012 and included as part of that registration statement, and a prospectus supplement dated August 8, 2012 and filed with the Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the underwriting agreement is qualified in its entirety by reference to such underwriting agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

1.1	Underwriting Agreement, dated August 8, 2012, by and among Metals USA Holdings Corp. and the Selling Stockholders identified therein, on the one hand, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2012	METALS USA HOLDINGS CORP.

	By:	/s/ Robert C. McPherson III
Robert C. McPherson III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2012, by and among Metals USA Holdings Corp. and the Selling Stockholders identified therein, on the one hand, and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto, on the other hand.